Exhibit 10.7

SHARE PURCHASE AGREEMENT

Date: April 23, 2024

Parties:

"Issuer"	Tianci International, Inc., a Nevada corporation

"Investor"	RQS Capital Limited, a limited company organized in the British Virgin Islands

Premises:

A.	Investor wishes to purchase 80,000 shares of Series B Preferred Stock issued by the Issuer and Issuer wishes to sell 80,000 shares of Series B Preferred Stock on the terms set forth herein.

Agreement:

1.	Designation of Preferred Stock. Promptly following the execution of this Agreement, Issuer will secure authorization by its Board of Directors of a Designation of 80,000 shares of Series B Preferred Stock, whose voting powers, preferences and relative rights shall be identical to those of the Series A Preferred Stock when issued (the “Charter Amendment”) and shall file the Charter Amendment with the Secretary of State of the State of Nevada.

2.	Closing.

(a)	The “Closing Date” will be the first business day following the date on which the Charter Amendment is filed with the Secretary of State of the State of Nevada.

(b)	On the Closing Date, Investor shall pay to Issuer by wire transfer the sum of Eighty Thousand U.S. Dollars ($80,000) (the “Purchase Price”). Investor may pay the Purchase Price to Issuer in such currency as Issuer approves, which shall be equivalent to the Purchase Price at central bank currency exchange rates published on the business day preceding the Closing Date.

(c)	On the Closing Date, the Issuer shall deliver the following to the Investor (the “Issuer Deliverables”):

i.	Evidence of receipt of the Charter Amendment by the Nevada Secretary of State; and

ii.	A notice attesting to book entry recording by Issuer of ownership by the Investor of eighty thousand (80,000) shares of Series B Preferred Stock issued by the Issuer (the “SB Shares”).

3.	Issuer's Warranties. The Issuer warrants and represents to Investor that:

(a)	The Issuer is duly incorporated and in good standing as a corporation in the State of Nevada.

(b)	The Issuer files reports with the Securities and Exchange Commission ("SEC") pursuant to Section 15(d) of the Securities Exchange Act. Since the date on which the Issuer first became required to make such filings, the Issuer has filed all reports required by SEC Rules.

(c)	The contents of the Issuer’s Annual Report on Form 10-K for the year ended July 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended January 31, 2024 are true and correct in all material respects.

IN WITNESS WHEREOF, the parties have executed this Agreement.

TIANCI INTERNATIONAL, INC.	RQS CAPITAL LIMITED

By:__________________________	By:__________________________
Wei Fang, Chief Financial Officer	Shufang Gao, Chairman